SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 28, 2003
(To Prospectus dated October 28, 2003)



                                 CWABS, INC.
                                  Depositor

                                 Countrywide
                               Home Loans, Inc.
                                    Seller

                     Countrywide Home Loans Servicing LP
                               Master Servicer



                  Asset-Backed Certificates, Series 2003-S2

                                --------------


--------------------------
The Class A-2
Certificates represent
obligations of the trust      The Class A-2 Certificates
only and do not
represent an interest in      o    This supplement relates to the offering of the Class A-2 Certificates of
or obligation of                   the series referenced above. This supplement does not contain complete
CWABS, Inc.,                       information about the offering of the Class A-2 Certificates. Additional
Countrywide Home                   information is contained in the prospectus supplement dated October 28,
Loans, Inc.,                       2003, prepared in connection with the offering of the offered
Countrywide Home                   certificates of the series referenced above and in the prospectus of the
Loans Servicing LP or              depositor dated October 28, 2003. You are urged to read this supplement,
any of their affiliates.           the prospectus supplement and the prospectus in full.

This supplement may be        o    As of November 26, 2004, the certificate principal balance of the Class
used to offer and sell the         A-2 Certificates was approximately $65,326,000.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.
--------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securit ies Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 27, 2004

                              THE MORTGAGE POOL

     As of November 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 9,803 Mortgage Loans having an aggregate Stated Principal Balance of approximately $299,268,610.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                       As of November 1, 2004
                                                     --------------------------
Total Number of Mortgage Loans...........................  9,803,
Delinquent Mortgage Loans and Pending Foreclosures
at Period End (1)
     30-59 days .........................................        0.27%
     60-90 days .........................................        0.13%
     91 days or more (excluding pending foreclosures) ...        0.18%
                                                                 -----
     Total Delinquencies ................................        0.58%
                                                                 =====
Foreclosures Pending ....................................        0.01%
                                                                 -----
Total Delinquencies and foreclosures pending ............        0.59%
                                                                 =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Two (2) Mortgage Loans have been converted and are, as of the Reference Date, REO properties.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                         SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of prime quality closed-end second lien mortgage loans originated by Countrywide Home Loans, Inc. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                              Delinquency and Foreclosure Experience

                                     As of December 31, 2000         As of December 31, 2001
                                -------------------------------  -------------------------------
                                      Principal                        Principal
                                       Balance       Percentage         Balance       Percentage
                                ------------------   ----------  ------------------   ----------
Total Portfolio................ $ 2,730,028,318.03    100.00%    $ 3,017,257,168.98    100.00%
Delinquency Percentage
30-59 Days..................... $    20,528,290.53      0.75%    $    37,722,636.27      1.25%
60-89 Days.....................       2,282,705.64      0.08           6,553,870.99      0.22
90+ Days.......................       4,740,854.66      0.17          10,676,444.98      0.35
                                ------------------   ----------  ------------------   ----------
Sub-Total...................... $    27,551,850.83      1.01%    $    54,952,952.24      1.82%
                                ------------------   ----------  ------------------   ----------
Foreclosure Rate .............. $       592,515.58      0.02%    $       624,444.33      0.02%
Bankruptcy Rate ............... $     5,104,335.24      0.19%    $     5,935,277.19      0.20%


                                     As of December 31, 2002         As of December 31, 2003
                                -------------------------------  -------------------------------
                                      Principal                        Principal
                                       Balance       Percentage         Balance       Percentage
                                ------------------   ----------  ------------------   ----------
Total Portfolio ............... $ 2,977,648,188.55    100.00%    $3,378,921,120.83     100.00%
Delinquency Percentage
30-59 Days..................... $    35,866,848.98      1.20%    $   32,344,209.54       0.96%
60-89 Days.....................       8,170,028.78      0.27          7,070,027.00       0.21
90+ Days.......................      11,452,759.17      0.38         10,447,157.87       0.31
                                ------------------   ----------  ------------------   ----------
Sub-Total...................... $    55,489,636.93      1.86%    $   49,861,394.41       1.48%
                                ------------------   ----------  ------------------   ----------
Foreclosure Rate .............. $     1,118,143.13      0.04%    $    1,136,397.44       0.03%
Bankruptcy Rate ............... $    11,174,889.85      0.38%    $    9,143,347.43       0.27%


                                    As of September 31, 2002
                                -------------------------------
                                      Principal
                                       Balance       Percentage
                                ------------------   ----------
Total Portfolio ............... $ 3,966,236,579.48    100.00%
Delinquency Percentage
30-59 Days..................... $    36,237,622.31      0.91%
60-89 Days.....................       8,536,492.58      0.22
90+ Days.......................       9,561,320.00      0.24
                                ------------------   ----------
Sub-Total...................... $    54,335,434.89      1.37%
                                ------------------   ----------
Foreclosure Rate .............. $       848,714.67      0.02%
Bankruptcy Rate ............... $    11,643,993.05      0.29%%


                  DESCRIPTION OF THE CLASS A-2 CERTIFICATES

     The Class A-2 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of November 26, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A-2 Certificates was approximately $65,326,000, evidencing a beneficial ownership interest of approximately 22.71% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $234,141,604 and evidenced in the aggregate a beneficial ownership interest of approximately 81.41% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $53,462,562, and evidenced in the aggregate a beneficial ownership interest of approximately and 18.59% in the Trust Fund. For additional information with respect to the Class A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The November 2004 monthly statement that ha s been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of One-Month LIBOR remains constant at 2.42% per annum; (vi) the Pass-Through Rates for the Certificates remain constant at the rates applicable prior to the Optional Termination Date and the Pass-Through Rates for the Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class A-2 Certificates is December 27, 2004; and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") assumes that the outstanding principal balance of the Mortgage Loans prepays at a constant annual rate of 30% CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 30% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance is prepaid over the course of a year.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A-2 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding



                                            0%        20%     25%     30%     35%    40%     45%
                                            --        ---     ---     ---     ---    ---     ---

Distribution Date
-----------------

Initial Percentage                          100%      100%    100%    100%    100%   100%    100%
December 25, 2005........................   100       100      95      81      72     48      25
December 25, 2006........................   100        51      19      0       0      0       0
December 25, 2007........................   100        28      0       0       0      0       0
December 25, 2008........................   100        1       0       0       0      0       0
December 25, 2009........................   100        0       0       0       0      0       0
December 25, 2010........................   100        0       0       0       0      0       0
December 25, 2011........................   100        0       0       0       0      0       0
December 25, 2012........................   100        0       0       0       0      0       0
December 25, 2013........................   100        0       0       0       0      0       0
December 25, 2014........................   100        0       0       0       0      0       0
December 25, 2015........................   100        0       0       0       0      0       0
December 25, 2016........................    88        0       0       0       0      0       0
December 25, 2017........................    71        0       0       0       0      0       0
December 25, 2018........................    0         0       0       0       0      0       0
Weighted Average Life in years (1).......  13.07     2.36    1.66    1.34    1.24   1.03    0.88
Weighted Average Life in years (1)(2)....  13.07     2.36    1.66    1.34    1.24   1.03    0.88

     ------------------
     (1)  Determined as specified in the Prospectus Supplement.
     (2)  To the related Optional Termination Date.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-2 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B to the Prospectus Supplement and under the sections titled "Materia l Federal Income Tax Consequences" in the Prospectus

Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-2 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-2 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

     Although the Exemption was amended in 2004, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A-2 Certificates.

                                    RATINGS

     The Class A-2 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                  EXHIBIT 1


                                 CWABS 2003-S2

Summary of Mortgage Loans in Mortgage Pool
(As of Reference Date)

Total Number of Loans                          9,803
Aggregate Principal Balance             $299,268,610
Average Principal                            $30,528           $158 to $315,062
Weighted Average Mortgage Rate                7.654%         5.125% to 12.000%
Net Weighted Average Mortgage Rate            7.145%         4.616% to 11.491%
Weighted Average Original Term (months)          180             60 to 360
Weighted Average Remaining Term (months)         163              2 to 346
Weighted Average Original LTV                 91.36%         10.00% to 115.00%
Weighted Average FICO                            717            601 to 837



                                                  CWABS 2003-S2


                                                  LOAN PROGRAMS

                                      Number of                      Aggregate        Percentage of Mortgage
Loan Programs                      Mortgage Loans            Principal Balance       Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
5Yr Fixed - 2nd                           1                             10,595                  0.00
10Yr Fixed - 2nd                         382                         8,406,866                  2.81
15Yr Fixed - 2nd                        5,206                      137,379,043                 45.90
20Yr Fixed - 2nd                         76                          3,671,472                  1.23
25Yr Fixed - 2nd                          9                            254,453                  0.09
30Yr Fixed - 2nd                         48                          2,346,112                  0.78
30/5 Fixed Balloon - 2nd                  3                            228,303                  0.08
30/10 Fixed Balloon - 2nd                 4                            197,157                  0.07
30/15 Fixed Balloon - 2nd               4,074                      146,774,608                 49.04
----------------------------------------------------------------------------------------------------------------

Total                                   9,803                $     299,268,610                 100.00          %
----------------------------------------------------------------------------------------------------------------


                                            CURRENT PRINCIPAL BALANCES

Range of Current                      Number of                      Aggregate         Percentage of Mortgage
Principal Balance                  Mortgage Loans            Principal Balance       Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                      8,694                      216,233,314                 72.25
$50,000.01 - $100,000.00                 969                        63,120,284                 21.09
$100,000.01 - $150,000.00                106                        12,963,737                  4.33
$150,000.01 - $200,000.00                20                          3,506,763                  1.17
$200,000.01 - $250,000.00                 9                          2,034,666                  0.68
$250,000.01 - $300,000.00                 4                          1,094,784                  0.37
$300,000.01 - $350,000.00                 1                            315,062                  0.11
----------------------------------------------------------------------------------------------------------------

Total                                   9,803                $     299,268,610                 100.00          %
----------------------------------------------------------------------------------------------------------------



                                              CURRENT MORTGAGE RATES
                                      Number of                      Aggregate         Percentage of Mortgage
Current Mortgage Rates (%)         Mortgage Loans            Principal Balance       Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
5.001 - 5.500                             6                            289,216                  0.10
5.501 - 6.000                            420                        14,701,103                  4.91
6.001 - 6.500                            726                        24,131,511                  8.06
6.501 - 7.000                           1,594                       44,087,095                 14.73
7.001 - 7.500                           2,396                       65,629,878                 21.93
7.501 - 8.000                           1,871                       55,802,692                 18.65
8.001 - 8.500                           1,344                       45,006,517                 15.04
8.501 - 9.000                            854                        28,556,900                  9.54
9.001 - 9.500                            285                         9,914,049                  3.31
9.501 - 10.000                           185                         6,982,683                  2.33
10.001 - 10.500                          70                          2,619,365                  0.88
10.501 - 11.000                          25                            690,734                  0.23
11.001 - 11.500                          22                            681,293                  0.23
11.501 - 12.000                           5                            175,573                  0.06
----------------------------------------------------------------------------------------------------------------

Total                                   9,803                $     299,268,610                 100.00          %
----------------------------------------------------------------------------------------------------------------


                                                  CWABS 2003-S2

                                           MONTHS REMAINING TO MATURITY

                                     Number of                       Aggregate         Percentage of Mortgage
Months Remaining to Maturity       Mortgage Loans            Principal Balance       Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
1 - 120                                 534                        10,575,246                  3.53
121 - 180                              9,137                      282,207,815                 94.30
181 - 300                               87                          4,013,252                  1.34
301 - 360                               45                          2,472,296                  0.83
----------------------------------------------------------------------------------------------------------------

Total                                  9,803                 $    299,268,610                 100.00           %
----------------------------------------------------------------------------------------------------------------


                                          ORIGINAL LOAN-TO-VALUE RATIOS
Range of Original                    Number of                      Aggregate         Percentage of Mortgage
Loan-to-Value Ratios (%)          Mortgage Loans            Principal Balance        Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
0.01 - 50.00                            74                          3,151,600                  1.05
50.01 - 55.00                           39                          1,447,108                  0.48
55.01 - 60.00                           51                          2,092,468                  0.70
60.01 - 65.00                           56                          2,071,123                  0.69
65.01 - 70.00                           106                         4,497,819                  1.50
70.01 - 75.00                           116                         4,947,752                  1.65
75.01 - 80.00                           292                        12,717,487                  4.25
80.01 - 85.00                           461                        10,984,467                  3.67
85.01 - 90.00                          3,129                       78,636,002                 26.28
90.01 - 95.00                          3,024                       94,865,006                 31.70
95.01 - 100.00                         2,454                       83,836,634                 28.01
110.01 - 115.00                          1                             21,145                  0.01
----------------------------------------------------------------------------------------------------------------

Total                                  9,803                 $    299,268,610                 100.00           %
----------------------------------------------------------------------------------------------------------------


                                             GEOGRAPHIC DISTRIBUTION
                                     Number of                      Aggregate         Percentage of Mortgage
State                             Mortgage Loans            Principal Balance        Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Alaska                                  16                            518,064                  0.17
Alabama                                 121                         2,962,396                  0.99
Arizona                                 342                         9,446,566                  3.16
California                             1,325                       56,618,626                 18.92
Colorado                                389                        12,867,240                  4.30
Connecticut                             38                          1,519,393                  0.51
District of Columbia                     9                            357,078                  0.12
Delaware                                29                            830,703                  0.28
Florida                                 280                         8,556,364                  2.86
Georgia                                 585                        20,250,232                  6.77
Hawaii                                  107                         5,302,622                  1.77
Iowa                                    32                            695,922                  0.23
Idaho                                   93                          2,305,574                  0.77
Illinois                                141                         4,449,909                  1.49
Indiana                                 125                         2,977,758                  1.00
Kansas                                   8                            237,054                  0.08
Kentucky                                43                          1,016,357                  0.34
Louisiana                               60                          1,673,751                  0.56
Massachusetts                           105                         4,229,185                  1.41
Maryland                                226                         8,210,833                  2.74
Maine                                    9                            220,057                  0.07
Michigan                                201                         5,428,774                  1.81


                                                  CWABS 2003-S2

                                             GEOGRAPHIC DISTRIBUTION
                                    Number of                       Aggregate         Percentage of Mortgage
State                            Mortgage Loans             Principal Balance        Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Minnesota                              63                           2,320,454                  0.78
Missouri                               104                          2,322,930                  0.78
Mississippi                            31                             630,119                  0.21
Montana                                22                             493,163                  0.16
North Carolina                         116                          3,280,436                  1.10
North Dakota                            2                              44,472                  0.01
Nebraska                               20                             743,743                  0.25
New Hampshire                          27                             843,173                  0.28
New Jersey                             151                          5,082,866                  1.70
New Mexico                             87                           2,337,337                  0.78
Nevada                                 86                           2,766,822                  0.92
New York                               161                          5,860,296                  1.96
Ohio                                   188                          4,796,229                  1.60
Oklahoma                               92                           2,021,428                  0.68
Oregon                                 335                          9,747,170                  3.26
Pennsylvania                           202                          5,104,816                  1.71
Rhode Island                           15                             425,271                  0.14
South Carolina                         36                           1,191,810                  0.40
South Dakota                            4                             160,044                  0.05
Tennessee                              113                          2,937,201                  0.98
Texas                                 2,914                        70,611,607                 23.59
Utah                                   102                          2,641,374                  0.88
Virginia                               262                         10,012,658                  3.35
Vermont                                 2                              94,841                  0.03
Washington                             306                         10,352,002                  3.46
Wisconsin                              53                           1,313,899                  0.44
West Virginia                          17                             337,083                  0.11
Wyoming                                 8                             120,908                  0.04
----------------------------------------------------------------------------------------------------------------

Total                                 9,803                  $    299,268,610                 100.00           %
----------------------------------------------------------------------------------------------------------------


                                            CREDIT BUREAU RISK SCORES
Range of Credit                     Number of                       Aggregate         Percentage of Mortgage
Bureau Risk Scores               Mortgage Loans             Principal Balance        Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Greater than 820                       24                             774,374                  0.26
801 - 820                              176                          4,966,772                  1.66
781 - 800                              613                         17,092,016                  5.71
761 - 780                             1,190                        34,148,966                 11.41
741 - 760                             1,410                        41,401,487                 13.83
721 - 740                             1,438                        44,485,330                 14.86
701 - 720                             1,403                        42,662,732                 14.26
681 - 700                             1,426                        45,838,535                 15.32
661 - 680                             1,138                        37,351,071                 12.48
641 - 660                              610                         18,525,048                  6.19
621 - 640                              332                          9,920,837                  3.32
601 - 620                              43                           2,101,443                  0.70
----------------------------------------------------------------------------------------------------------------

Total                                 9,803                  $    299,268,610                 100.00           %
----------------------------------------------------------------------------------------------------------------


                                                  CWABS 2003-S2

                                                  PROPERTY TYPE
                                    Number of                       Aggregate         Percentage of Mortgage
Property Type                    Mortgage Loans             Principal Balance        Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Single-Family Residence               5,866                       178,573,893                 59.67
Planned Unit Development              3,187                        98,865,452                 33.04
Low-rise Condominium                   679                         19,279,966                  6.44
Two-to Four-Family Units               55                           2,139,756                  0.71
High-rise Condominium                  16                             409,542                  0.14
----------------------------------------------------------------------------------------------------------------

Total                                 9,803                  $    299,268,610                 100.00           %
----------------------------------------------------------------------------------------------------------------



                                                   LOAN PURPOSE
                                    Number of                       Aggregate         Percentage of Mortgage
Loan Purpose                     Mortgage Loans             Principal Balance        Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Purchase                              6,262                       189,268,269                 63.24
Refinance: Cash Out                   1,953                        61,126,845                 20.43
Refinance: No Cash Out                1,588                        48,873,496                 16.33
----------------------------------------------------------------------------------------------------------------

Total                                 9,803                  $    299,268,610                 100.00           %
----------------------------------------------------------------------------------------------------------------


                                                    OCCUPANCY
                                    Number of                       Aggregate         Percentage of Mortgage
Occupancy Type                   Mortgage Loans             Principal Balance        Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Primary Residence                     9,655                       295,361,399                 98.69
Secondary Residence                    113                          2,862,717                  0.96
Investor Property                      35                           1,044,494                  0.35
----------------------------------------------------------------------------------------------------------------

Total                                 9,803                  $    299,268,610                 100.00           %
----------------------------------------------------------------------------------------------------------------


                                              DOCUMENTATION PROGRAM
                                    Number of                       Aggregate         Percentage of Mortgage
Documentation Type               Mortgage Loans             Principal Balance         Loans in the Mortgage Pool
----------------------------------------------------------------------------------------------------------------
Full/Alternative                      6,614                       212,957,782                 71.16
Superstream                           1,691                        38,361,174                 12.82
Reduced                                644                         24,236,987                  8.10
Streamline                             854                         23,712,667                  7.92
----------------------------------------------------------------------------------------------------------------

Total                                 9,803                  $    299,268,610                 100.00           %
----------------------------------------------------------------------------------------------------------------

                                  EXHIBIT 2


         THE                                                                                   Distribution Date: 11/26/04
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew                            Countrywide Home Loans Servicing, LP
           (212)815-3236                                        Asset Backed Certificates
Associate: AnnMarie Cassano                                           Series 2003-S2
           (212)815-8318


                                       Certificateholder Monthly Distribution Summary
--------------------------------------------------------------------------------------------------------------------------
                                           Certificate                            Pass
                               Class          Rate             Beginning         Through     Principal         Interest
   Class        Cusip       Description       Type              Balance          Rate (%)   Distribution     Distribution
--------------------------------------------------------------------------------------------------------------------------
    A1        126671N85       Senior       Fix-Act/360       95,897,234.98       2.102500   11,819,730.64      179,221.28
    A2        126671N93       Senior       Fix-30/360        65,326,000.00       3.438000            0.00      187,158.99
    A3        126671P26       Senior       Fix-30/360        24,479,000.00       4.672000            0.00       95,304.91
    A4        126671P34       Senior       Fix-30/360        11,657,000.00       5.557000            0.00       53,981.62
    A5        126671P42       Senior       Fix-30/360        48,602,000.00       4.729000            0.00      191,532.38
    AIO       126671P59      Strip IO      Var-30/360        48,602,000.00       4.150000            0.00      168,084.90
    AR        126671Q33       Senior       Fix-30/360                 0.00       5.000000            0.00            0.00
     P        126671P91       Senior       Fix-30/360               100.00       0.000000            0.00       21,883.19
     C        126671Q25       Senior       Fix-30/360                 0.00       0.000000            0.00      716,724.28
--------------------------------------------------------------------------------------------------------------------------
    M1        126671P67       Junior       Fix-30/360        24,301,000.00       5.268000            0.00      106,681.39
    M2        126671P75       Junior       Fix-30/360        17,740,000.00       6.236000            0.00       92,188.87
    B1        126671P83       Junior       Fix-30/360        11,421,562.00       6.750000            0.00       64,246.29
--------------------------------------------------------------------------------------------------------------------------
  Totals                                                    299,423,896.98                  11,819,730.64    1,877,008.10
--------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------
                                    Current                       Cumulative
                   Total            Realized      Ending           Realized
   Class       Distribution          Losses       Balance           Losses
----------------------------------------------------------------------------
    A1         11,998,951.92          0.00     84,077,504.34        0.00
    A2            187,158.99          0.00     65,326,000.00        0.00
    A3             95,304.91          0.00     24,479,000.00        0.00
    A4             53,981.62          0.00     11,657,000.00        0.00
    A5            191,532.38          0.00     48,602,000.00        0.00
    AIO           168,084.90          0.00     48,602,000.00        0.00
    AR                  0.00          0.00              0.00        0.00
     P             21,883.19          0.00            100.00        0.00
     C            716,724.28          0.00              0.00        0.00
----------------------------------------------------------------------------
    M1            106,681.39          0.00     24,301,000.00        0.00
    M2             92,188.87          0.00     17,740,000.00        0.00
    B1             64,246.29          0.00     11,421,562.00        0.00
----------------------------------------------------------------------------
  Totals       13,696,738.74          0.00    287,604,166.34        0.00
----------------------------------------------------------------------------


For Class C, the interest distribution includes $2.98 investment earnings for the fixed carryover reserve fund.



         THE                                                                                           Distribution Date: 11/26/04
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew                            Countrywide Home Loans Servicing, LP
           (212)815-3236                                        Asset Backed Certificates
Associate: AnnMarie Cassano                                           Series 2003-S2
           (212)815-8318


                                               Principal Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
                              Original          Beginning         Scheduled                      Unscheduled          Net
                             Certificate       Certificate        Principal        Accretion      Principal        Principal
   Class        Cusip          Balance           Balance         Distribution      Principal     Adjustments      Distribution
----------------------------------------------------------------------------------------------------------------------------------
    A1        126671N85    282,496,000.00     95,897,234.98      11,819,730.64           0.0            0.00      11,819,730.64
    A2        126671N93     65,326,000.00     65,326,000.00               0.00           0.0            0.00               0.00
    A3        126671P26     24,479,000.00     24,479,000.00               0.00           0.0            0.00               0.00
    A4        126671P34     11,657,000.00     11,657,000.00               0.00           0.0            0.00               0.00
    A5        126671P42     48,602,000.00     48,602,000.00               0.00           0.0            0.00               0.00
    AIO       126671P59     48,602,000.00     48,602,000.00               0.00           0.0            0.00               0.00
    AR        126671Q33            100.00              0.00               0.00           0.0            0.00               0.00
     P        126671P91            100.00            100.00               0.00           0.0            0.00               0.00
     C        126671Q25              0.00              0.00               0.00           0.0            0.00               0.00
----------------------------------------------------------------------------------------------------------------------------------
    M1        126671P67     24,301,000.00     24,301,000.00               0.00           0.0            0.00               0.00
    M2        126671P75     17,740,000.00     17,740,000.00               0.00           0.0            0.00               0.00
    B1        126671P83     11,421,562.00     11,421,562.00               0.00           0.0            0.00               0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals                     486,022,762.00    299,423,896.98      11,819,730.64           0.0            0.00      11,819,730.64
----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------
              Current            Ending            Ending
              Realized         Certificate       Certificate
   Class       Losses            Balance           Factor
-------------------------------------------------------------
    A1              0.00      84,077,504.34    0.29762369854
    A2              0.00      65,326,000.00    1.00000000000
    A3              0.00      24,479,000.00    1.00000000000
    A4              0.00      11,657,000.00    1.00000000000
    A5              0.00      48,602,000.00    1.00000000000
    AIO             0.00      48,602,000.00    1.00000000000
    AR              0.00               0.00    0.00000000000
     P              0.00             100.00    1.00000000000
     C              0.00               0.00    0.00000000000
-------------------------------------------------------------
    M1              0.00      24,301,000.00    1.00000000000
    M2              0.00      17,740,000.00    1.00000000000
    B1              0.00      11,421,562.00    1.00000000000
-------------------------------------------------------------
Totals              0.00     287,604,166.34
-------------------------------------------------------------



         THE                                                                                           Distribution Date: 11/26/04
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew                            Countrywide Home Loans Servicing, LP
           (212)815-3236                                        Asset Backed Certificates
Associate: AnnMarie Cassano                                           Series 2003-S2
           (212)815-8318



                                                    Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------------------
             Beginning       Pass        Accrued      Cumulative                Total          Net         Unscheduled
            Certificate     Through      Optimal        Unpaid     Deferred    Interest     Prepayment       Interest     Interest
  Class      Balance        Rate (%)     Interest      Interest    Interest      Due       Int Shortfall    Adjustment      Paid
----------------------------------------------------------------------------------------------------------------------------------
    A1     95,897,234.98    2.102500     179,221.28       0.00       0.00     179,221.28        0.00          0.00       79,221.28
    A2     65,326,000.00    3.438000     187,158.99       0.00       0.00     187,158.99        0.00          0.00       87,158.99
    A3     24,479,000.00    4.672000      95,304.91       0.00       0.00      95,304.91        0.00          0.00       95,304.91
    A4     11,657,000.00    5.557000      53,981.62       0.00       0.00      53,981.62        0.00          0.00       53,981.62
    A5     48,602,000.00    4.729000     191,532.38       0.00       0.00     191,532.38        0.00          0.00       91,532.38
    AIO    48,602,000.00    4.150000     168,081.92       0.00       0.00     168,081.92        0.00          0.00      168,084.90
    AR              0.00    5.000000           0.00       0.00       0.00           0.00        0.00          0.00            0.00
     P            100.00    0.000000           0.00       0.00       0.00           0.00        0.00          0.00       21,883.19
     C              0.00    0.000000           0.00       0.00       0.00           0.00        0.00          0.00      716,724.28
----------------------------------------------------------------------------------------------------------------------------------
    M1     24,301,000.00    5.268000     106,681.39       0.00       0.00     106,681.39        0.00          0.00      106,681.39
    M2     17,740,000.00    6.236000      92,188.87       0.00       0.00      92,188.87        0.00          0.00       92,188.87
    B1     11,421,562.00    6.750000      64,246.29       0.00       0.00      64,246.29        0.00          0.00       64,246.29
----------------------------------------------------------------------------------------------------------------------------------
Totals    299,423,896.98               1,138,397.65       0.00       0.00   1,138,397.65        0.00          0.00    1,877,008.10
----------------------------------------------------------------------------------------------------------------------------------



         THE                                                                                           Distribution Date: 11/26/04
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew                            Countrywide Home Loans Servicing, LP
           (212)815-3236                                        Asset Backed Certificates
Associate: AnnMarie Cassano                                           Series 2003-S2
           (212)815-8318



                                                    Current Payment Information
                                                         Factors per $1,000
----------------------------------------------------------------------------------------------------------------------------------
                            Original         Beginning Cert.                                            Ending Cert.      Pass
                           Certificate          Notional          Principal         Interest             Notional        Through
   Class      Cusip          Balance             Balance        Distribution      Distribution           Balance         Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
    A1      126671N85    282,496,000.00       339.464045445     41.840346908         0.634420583       297.623698537     2.102500
    A2      126671N93     65,326,000.00     1,000.000000000      0.000000000         2.865000000     1,000.000000000     3.438000
    A3      126671P26     24,479,000.00     1,000.000000000      0.000000000         3.893333333     1,000.000000000     4.672000
    A4      126671P34     11,657,000.00     1,000.000000000      0.000000000         4.630833333     1,000.000000000     5.557000
    A5      126671P42     48,602,000.00     1,000.000000000      0.000000000         3.940833333     1,000.000000000     4.729000
    AIO     126671P59     48,602,000.00     1,000.000000000      0.000000000         3.458394648     1,000.000000000     4.150000
    AR      126671Q33            100.00         0.000000000      0.000000000         0.000000000         0.000000000     5.000000
     P      126671P91            100.00     1,000.000000000      0.000000000   218,831.900000000     1,000.000000000     0.000000
     C      126671Q25              0.00         0.000000000      0.000000000         0.000000000         0.000000000     0.000000
----------------------------------------------------------------------------------------------------------------------------------
    M1      126671P67     24,301,000.00     1,000.000000000      0.000000000         4.390000000     1,000.000000000     5.268000
    M2      126671P75     17,740,000.00     1,000.000000000      0.000000000         5.196666667     1,000.000000000     6.236000
    B1      126671P83     11,421,562.00     1,000.000000000      0.000000000         5.625000000     1,000.000000000     6.750000
----------------------------------------------------------------------------------------------------------------------------------
Totals                   486,022,762.00       616.069699592     24.319294412         3.861975707       591.750405180
----------------------------------------------------------------------------------------------------------------------------------

         THE
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew            Countrywide Home Loans Servicing, LP
           (212)815-3236                        Asset Backed Certificates
Associate: AnnMarie Cassano                          Series 2003-S2
           (212)815-8318


--------------------------------------------------------------
Pool Level Data
Distribution Date                                    11/26/04
Cut-off Date                                          10/1/03
Determination Date                                    11/1/04
Accrual Period 30/360                       Begin     10/1/04
                                            End       11/1/04
Number of Days in 30/360 Accrual Period                    30

Accrual Period Actual Days                  Begin     10/25/04
                                            End       11/26/04
Number of Days in Actual Accrual Period                     32
--------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------
                                                   Collateral Information                                      Group 1

Cut-Off Date Balance                                                                                        486,022,662.51

Beginning Aggregate Pool Stated Principal Balance                                                           311,088,340.38
Ending Aggregate Pool Stated Principal Balance                                                              299,268,609.74

Beginning Aggregate Certificate Stated Principal Balance                                                    299,423,896.98
Ending Aggregate Certificate Stated Principal Balance                                                       287,604,166.34

Beginning Aggregate Loan Count                                                                                       10096
Loans Paid Off or Otherwise Removed Pursuant to PSA                                                                    293
Ending Aggregate Loan Count                                                                                           9803

Beginning Weighted Average Loan Rate (WAC)                                                                       7.665777%
Ending Weighted Average Loan Rate (WAC)                                                                          7.654177%

Beginning Net Weighted Average Loan Rate                                                                         7.156777%
Ending Net Weighted Average Loan Rate                                                                            7.145177%

Weighted Average Maturity (WAM) (Months)                                                                               256

Servicer Advances                                                                                                23,662.39

Aggregate Pool Prepayment                                                                                    11,099,260.00
Pool Prepayment Rate (CPR)                                                                                         35.4029
--------------------------------------------------------------------------------------------------------------------------


         THE
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew                            Countrywide Home Loans Servicing, LP
           (212)815-3236                                        Asset Backed Certificates
Associate: AnnMarie Cassano                                           Series 2003-S2
           (212)815-8318


-----------------------------------------------------------------------------------------------------------------------------
                    Delinquency Information                                            Group 1
-----------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                   813,964.73                          0.271985%
                           # of loans                                        26                          0.265225%

60-89 Days                 Balance                                   681,603.69                          0.227756%
                           # of loans                                        13                          0.132612%

90+ Days                   Balance                                   693,142.12                          0.231612%
                           # of loans                                        18                          0.183617%

Total                      Balance                                 2,188,710.54                          0.731353%
                           # of loans                                        57                          0.581455%
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                    Foreclosure Information                                            Group 1
-----------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                         0.00                          0.000000%
                           # of loans                                         0                          0.000000%

60-89 Days                 Balance                                         0.00                          0.000000%
                           # of loans                                         0                          0.000000%

90+ Days                   Balance                                    14,910.85                          0.004982%
                           # of loans                                         1                          0.010201%

Total                      Balance                                    14,910.85                          0.004982%
                          # of loans                                         1                           0.010201%
-----------------------------------------------------------------------------------------------------------------------------


         THE
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew                            Countrywide Home Loans Servicing, LP
           (212)815-3236                                        Asset Backed Certificates
Associate: AnnMarie Cassano                                           Series 2003-S2
           (212)815-8318


-----------------------------------------------------------------------------------------------------------------------------
                    Bankruptcy Information                                             Group 1
-----------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                    57,168.66                          0.019103%
                           # of loans                                         2                          0.000000%

60-89 Days                 Balance                                    58,262.94                          0.019468%
                           # of loans                                         2                          0.000000%

90+ Days                   Balance                                   276,918.33                          0.092532%
                           # of loans                                         6                          0.000000%

Total                      Balance                                   392,349.93                          0.131103%
                           # of loans                                        10                          0.000000%
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                       REO Information                                                 Group 1
-----------------------------------------------------------------------------------------------------------------------------
30-59 Days                 Balance                                         0.00                          0.000000%
                           # of loans                                         0                          0.000000%

60-89 Days                 Balance                                         0.00                          0.000000%
                           # of loans                                         0                          0.000000%

90+ Days                   Balance                                    56,054.44                          0.018730%
                           # of loans                                         2                          0.000000%

Total                      Balance                                    56,054.44                          0.018730%
                           # of loans                                         2                          0.000000%
-----------------------------------------------------------------------------------------------------------------------------


         THE
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew                            Countrywide Home Loans Servicing, LP
           (212)815-3236                                        Asset Backed Certificates
Associate: AnnMarie Cassano                                           Series 2003-S2
           (212)815-8318


---------------------------------------------------------------------------------------------------------------
                                           Aggregate Book Value / Loss Info
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                                                Group 1
Book Value of all REO Loans                                                                        0.00
Percentage of Total Pool Balance                                                              0.000000%

Current Realized Losses                                                                            0.00
Additional (Gains)/Losses                                                                          0.00
Cumulative Losses                                                                             77,849.73
---------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------------
                                            Credit Enhancement Information
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Protection                                               Original                                             Current
Bankruptcy Loss                                              0.00                                                0.00
Bankruptcy Percentage                                   0.000000%                                           0.000000%
Credit/Fraud Loss                                            0.00                                                0.00
Credit/Fraud Loss Percentage                            0.000000%                                           0.000000%
Special Hazard Loss                                          0.00                                                0.00
Special Hazard Loss Percentage                          0.000000%                                           0.000000%
---------------------------------------------------------------------------------------------------------------------


         THE
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew                            Countrywide Home Loans Servicing, LP
           (212)815-3236                                        Asset Backed Certificates
Associate: AnnMarie Cassano                                           Series 2003-S2
           (212)815-8318


---------------------------------------------------------------------------------------------------------------------
                                           Class Subordination Levels
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Class                                                     Original                                      Current
Class A                                             432,560,200.00                               234,141,604.34
Class A Percentage                                      88.999988%                                   81.411061%

Class M1                                             24,301,000.00                                24,301,000.00
Class M1 Percentage                                      4.999972%                                    8.449460%

Class M2                                             17,740,000.00                                17,740,000.00
Class M2 Percentage                                      3.650035%                                    6.168200%

Class B1                                             11,421,562.00                                11,421,562.00
Class B1 Percentage                                      2.350006%                                    3.971278%
---------------------------------------------------------------------------------------------------------------------

         THE
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew          Countrywide Home Loans Servicing, LP
           (212)815-3236                      Asset Backed Certificates
Associate: AnnMarie Cassano                        Series 2003-S2
           (212)815-8318




---------------------------------------------------------------------------
    Certificate Account - Deposits
---------------------------------------------------------------------------
Beginning Balance                                               -195,118.47

Payments of Interest and Principal                            13,795,394.13
Liquidation Proceeds                                                   0.00
All Other Proceeds                                                     0.00
Other Amounts                                                          0.00
                                                              -------------
Total Deposits                                                13,795,394.13

---------------------------------------------------------------------------
       Certificate Account - Withdrawals

Reimbursement of Servicer Advances                                     0.00
Payment of Master Servicer Fees                                  120,338.33
Payment of Sub Servicer Fees                                           0.00
Payment of Other Fees                                                  0.00
Payment of Insurance Premium(s)                                        0.00
Payment of Personal Mortgage Insurance                                 0.00
Other Permitted Withdrawals per the PSA                                0.00
Payment of Principal and Interest                             13,696,738.73
                                                              -------------
Total Withdrawals                                             13,817,077.07

Ending Balance                                                  -216,801.41
---------------------------------------------------------------------------


         THE
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew                            Countrywide Home Loans Servicing, LP
           (212)815-3236                                        Asset Backed Certificates
Associate: AnnMarie Cassano                                           Series 2003-S2
           (212)815-8318


--------------------------------------------------------------------------------------------------------------------
                                         PPIS/Compensating Interest Detail
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                                                        Group 1
Total Gross Prepayment Interest Shortfall                                              9,281.81
Compensation for Gross PPIS from Servicing Fees                                        9,281.81
Other Gross PPIS Compensation                                                              0.00
Total Net PPIS (Non-Supported PPIS)                                                        0.00
--------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------
                                              Reserve Fund Information
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                          Principal Reserve Fund                    Carry-Over Reserve Fund Accoun
Beginning Balance                                         100.49                                              0.00
Deposits                                                    0.00                                              0.00
Accrued Interest                                            0.00                                              0.00
Withdrawals                                                 0.00                                              0.00
Ending Balance                                            100.49                                              0.00
--------------------------------------------------------------------------------------------------------------------

         THE
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew         Countrywide Home Loans Servicing, LP
           (212)815-3236                     Asset Backed Certificates
Associate: AnnMarie Cassano                      Series 2003-S2
           (212)815-8318


------------------------------------------------------------------------------
                        Prepayment Penalty Information
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Prepayment Penalties                                                 21,883.19
------------------------------------------------------------------------------


------------------------------------------------------------------------------
                           Miscellaneous Information
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Overcollateralization Amount                                     11,664,543.40
Overcollateralization Target Amount                              11,664,543.89
Has Trigger Event Occurred                                                 YES

Arrearages                                                                0.00
------------------------------------------------------------------------------


         THE
        BANK OF
         NEW
         YORK
101 Barclay St., 8 West New
York, NY 10286

Officer:   Courtney Bartholomew                            Countrywide Home Loans Servicing, LP
           (212)815-3236                                        Asset Backed Certificates
Associate: AnnMarie Cassano                                           Series 2003-S2
           (212)815-8318


                                            Loan Level Loss Detail

Group              Loan ID          Liquidation Balance          Liquidation Proceeds          Realized Loss
-----              -------          -------------------          --------------------          -------------

Group 1
                       N/A





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